Exhibit 23.1

Consent of Ernst & Young LLP

Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 27, 2007, with respect to the consolidated financial statements of EnergySolutions, LLC, in Amendment No. 1 to the Registration Statement (Form S-1 No. 333-141645) and related Prospectus of EnergySolutions, Inc. for the registration of shares of its common stock.

/s/    ERNST & YOUNG LLP

Salt Lake City, Utah

May 11, 2007